UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012 (May 30, 2012)

SIRIUS XM RADIO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34295 (Commission File Number)	52-1700207 (IRS Employer Identification Number)

1221 Avenue of the Americas, 36th Floor New York, NY	10020
(Address of principal executive offices)	(Zip Code)

(212) 584-5100

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 30, 2012, Liberty Media Corporation filed with the Federal Communications Commission a Petition for Reconsideration of the Dismissal (the “Reconsideration Petition”). Liberty Media had previously filed applications to seek the FCC’s consent to the transfer of de facto control of Sirius XM Radio Inc. on March 20, 2012. On March 30, 2012, we filed a Petition to Dismiss or Deny Liberty Media’s applications. On April 12, 2012, Liberty Media filed an opposition to the Petition to Dismiss or Deny and we filed a reply on April 20, 2012. On May 4, 2012, the FCC dismissed Liberty Media’s applications. We are evaluating the Reconsideration Petition.

In the Reconsideration Petition, Liberty Media indicates, among other things, that it “intends to take action as soon as practicable to cause the nomination and election of persons to Sirius’ Board of Directors such that a majority of the persons serving on the Sirius Board of Directors will be persons nominated by Liberty Media.” Liberty Media has not provided us with any notice with respect to such actions. A special meeting of our stockholders may be called prior to our next annual meeting by our secretary or any other officer if they are so directed by not less than two members of our Board of Directors or our Chief Executive Officer. No such direction has been received to date. Stockholders are not permitted to call a special meeting and, absent a special meeting, cannot make a proposal with respect to the nomination of directors other than in connection with the next annual meeting.

The Reconsideration Petition also notes that our Certificate of Incorporation does not prohibit stockholders from acting by written consent and that “Liberty Media could, upon acquisition of sufficient shares, convert all of its Preferred Shares and act by written consent to replace the entire Board of Directors….” An action to remove and replace our entire Board of Directors would require the consent of a majority of our outstanding common stock.

We have been engaged in discussions with Liberty Media to explore possible transactions with respect to its ownership interest in Sirius, although we have not reached agreement with respect to a specific transaction that would be mutually beneficial to both our common and preferred stockholders. There is no assurance that these discussions will result in any specific action or transaction. We do not expect to disclose developments with respect to these discussions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

Date: May 31, 2012	By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary